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                                  EXHIBIT 21.1

                        Subsidiaries of the Registrant.

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                                  EXHIBIT 21.1

                         Subsidiaries of the Registrant

                                        State of             Doing Business
Name of Subsidiary                   Incorporation                As
-----------------------------------------------------------------------------
ICG 161, L.P.                           Delaware                  --

ICG Corporate Headquarters, L.L.C.      Colorado                  --

ICG Equipment, Inc.                     Colorado                  --

ICG Mountain View, Inc.                 Colorado                  --

ICG NetAhead, Inc.                      Delaware                  --